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                                                                   Exhibit 10.20


                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement, dated as of August 15, 2005 between Advanced Construction Partners, LLC (hereinafter "ACP"), and ProSteel Builders Corp (hereinafter "ProSteel").

         WHEREAS, ProSteel is in the business of constructing buildings, including residential housing, dormitories and schools, utilizing panels manufactured by its majority shareholder, Alternative Construction Company, Inc. ("ACC");

         WHEREAS, Advanced Construction Options, LLC ("ACO") and Gami, LLC ("Gami") through their wholly-owned corporation, Advanced Construction Partners, LLC ("ACP") are in the business of providing management services to the construction industry; and

         WHEREAS, Prosteel wishes to engage ACP to provide professional management and other specified services to it; and

         WHEREAS, ACP and its owners ACO and Gami are willing to provide such services on the terms and conditions set forth herein;

         NOW THEREFORE, in consideration of foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

         1. Duties of ACP. ACP shall operate as the general contractor for the supervision of all construction projects contracted with ProSteel, including all marketing, selling, and general administration of ProSteel. ACP shall be consulted and review in advance any and all such contracts with ProSteel. Any and all business operations of ProSteel shall be contracted directly with ACP which shall, in turn, utilize ACO unless ACO is unable to complete or fulfill such contracts or refuses any such proposed contract for any reason. Upon any such refusal to contract by ACO, ProSteel shall be permitted to contract with any other entity to fulfill such contract. Any and all business and operations of ACO will be conducted under contract with or on behalf of ACP, unless ProSteel and ACP specifically refuse any such proposed contract for any reason. Upon any such refusal to contract by ProSteel and ACP, then ACO shall be permitted to contract with any other entity to carry out such contract without obligation to ACP or ProSteel.

         2. Fees and Other Compensation. ProSteel shall provide funding to ACP for the operating expenses of ACO on a monthly basis. The parties agree to the current estimate of such monthly expenses pursuant to the current budget attached hereto as Exhibit A and incorporated herein by reference, which expenses shall be regularly reviewed and agreed upon by the management of ProSteel and ACP. Under no circumstances shall ACP be entitled to reimbursement for expenses not listed on Exhibit A, or otherwise approved by it in writing. ACO shall provide ProSteel and ACP with an itemized statement of such expenses no later than the 5th day of each month, and ACP shall reimburse ACO for all monthly operating expenses no later than the 10th day of each month. Reimbursable expenses shall not include expenses of ACP associated with any outside contract with any other entity the costs of which shall not be subject to proportionate reimbursement to ACP.


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         3. Relationship of the Parties. ACP and Prosteel shall at all times remain as independent contractors. ProSteel shall be the public contact for construction contracts and services of the parties hereto. Any and all such contracts by and/or among the parties shall be marketed, solicited and contracted in the name of ProSteel, except to the extent that any party hereto refuses to participate in any such contract as provided in Section 1 herein. Any and all marketing, advertising or other solicitation by or on behalf of the parties hereto shall be in the name of ProSteel. The parties will cooperate to establish and carry out a joint marketing, sales and contract effort for all construction projects and services.

         4. Revenue Sharing. All revenues from any and all construction contracts, projects and/or services generated under this Agreement shall be paid directly to ProSteel. Prosteel shall have its books audited by an independent auditor reasonably acceptable to ACP. ACP will be entitled to receive in payment an amount equal to 50% of the Net Profit of Prosteel, as defined by Generally Accepted Accounting Principles (GAAP). Net profit shall be calculated after deducting all costs and expenses of Prosteel, including interest, debt service and income and sales taxes. Revenues collected under construction draw schedules will not be considered in the calculation of Net Profit until completion of the project. All construction project funds contracted by ProSteel will be made immediately available for use by ACP, on a construction draw schedule agreed upon between the parties consistent with the construction draw schedule contained in the subject construction contract between the customer and ProSteel. To the extent required under each contract, ACP shall be primarily responsible for the supervision of any and all construction projects and ProSteel shall be primarily responsible for securing the necessary financing for any and all such projects. In the event ACO, ACP, or GAMI brings Financial Resources in order to provide funding for specific projects, ProSteel, ACO, ACP, and GAMI agree to waive any potential Conflicts of Interests allowing the procuring entity to negotiate acceptable financing terms separate from this agreement.

         5. Business Referral. During the term of this Agreement, each of ACC and ACO, and its principals, agrees to use its best efforts to refer all construction business to Prosteel, In addition, the parties agree to refer all orders or inquiries for construction materials, including modular panels to ACC.

         6. Corporate Governance. During the term of this Agreement, ACP shall have the right to appoint two of five members to the Prosteel Board of Directors ("ACP Designees"), provided however, that such ACP Designees will, at all times, recuse themselves from voting on any matter related to the engagement of ACP hereunder.

         7. Books and Records. ACO shall maintain it corporate books and financial records at its offices located at 150 North Industrial Drive, Palmetto, Georgia 30268. ProSteel shall have access to such records of ACO during normal business hours. ProSteel shall also maintain its corporate books and financial records at its corporate offices located at 1900 S. Harbor City Blvd, Suite 315, Melbourne, Florida 32901 and ACP shall have access thereto during normal business hours.

         8. Term. The term of this Agreement shall be one year automatically renewable unless terminated by one of the parties sixty (60) days prior to the end of the term, or renewal term.


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         9. Miscellaneous. This Agreement shall be governed by, and construed in accordance with the laws of the State of Florida.

         The undersigned parties hereby specifically agree to be bound by the terms and provisions referenced herein, and to further cooperate in the management and operations of Prosteel for the mutual benefit of all parties.

         SO AGREED to by and among the parties hereto this 25th day of August, 2005.



PROSTEEL BUILDERS, INC.



By: /s/
    ---------------------------------
      Name:
      Title:




ADVANCED CONSTRUCTION PARTNERS, LLC



By: /s/
    ---------------------------------
      Name:
      Title:



By: /s/
    ---------------------------------
      Name:
      Title:


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